             THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON
                ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 3 OF THIS WARRANT



Warrant No. D - 2                         No. of Shares 2,000
                                          (subject to adjustment)

Date of Issuance: OCTOBER 1, 1999


                       SHARED TECHNOLOGIES CELLULAR, INC.

                          COMMON STOCK PURCHASE WARRANT

              (Void after 5:00 p.m. Eastern time on OCTOBER 1, 2004

      SHARED TECHNOLOGIES CELLULAR, INC. (the "Company"), for value received, hereby certifies that OAKES FITZWILLIAMS & CO. S.A., or its registered assigns (the "Registered Holder"), are entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after OCTOBER 1, 1999 and on or before OCTOBER 1, 2004 (the "Exercise Period") at not later than 5:00 p.m. (Eastern time), 2,000 SHARES of Common Stock, $0.01 par value per share, of the Company ("Common Stock") (subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization affecting such Common Stock), at a purchase price per share of $11.094 (the "Purchase Price"). The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

1.    Exercise.

      (1) Cash Exercise. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the purchase form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Purchase Price multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, the Company shall promptly instruct the transfer agent of its Common Stock to issue to the holder hereof certificate(s) for the shares of stock so purchased shall and, unless this Warrant has been fully exercised or expired, the Company shall issue to the holder hereof as soon as practicable, but in any event within thirty (30) days of the exercise date, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised.

      (2) Net Exercise. In lieu of exercising this Warrant pursuant to Section 1(1) above, the Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with a notice of such election, in which event the Company shall issue to the Registered Holder a number of shares of Common Stock computed using the following formula:

                        X  =   Y(A-B)
                               ------
                                  A

      where:      X =  the number of shares of Common Stock to be issued to the
                       Registered Holder

                  Y = the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation)

                  A =  the fair market value of one share of Common Stock;

                  B = the Purchase Price (as adjusted to the date of such calculation)

      As used herein, the fair market value of a share of Common Stock shall mean the average of the closing prices of the Common Stock quoted by Nasdaq, or if not listed by Nasdaq, on the over the counter market or such other exchange where such shares are listed, as applicable, for the ten (10) trading days prior to the date of such election, exclusive of the two (2) trading days immediately preceding such date of election. If the Common Stock is not listed on Nasdaq or traded over the counter or on an exchange, the per share fair market value of the Common Stock shall be as determined by an independent appraiser appointed in good faith by the Company's Board of Directors. The cost of such appraisal shall be borne by the Company.

2.    Anti-Dilution Provisions.

      (1) Adjustment for Recapitalization. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

      (2) Adjustment for Reorganization, Consolidation, Merger, Etc. If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or cash or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or cash or property thereafter deliverable upon the exercise of this Warrant. If any such capital reorganization, reclassification, consolidation, merger or sale results in a cash distribution in excess of the Purchase Price provided by this Warrant, the Registered Holder may, at the Registered Holder's option, exercise this Warrant without making payment of the Purchase Price, and in such case the Company shall, upon distribution to the Registered Holder, consider the Purchase Price to have been paid in full, and in making settlement to the Registered Holder, shall deduct an amount equal to the Purchase Price from the amount payable to the Registered Holder.

      (3) Liquidation, Dissolution, Etc. If the Company shall, other than as provided in Section 2(b) above, dissolve, liquidate or wind up its affairs, the Registered Holder shall thereafter have the right to receive upon proper exercise of this Warrant, in lieu of the shares of Common Stock that the Registered Holder otherwise would have been entitled to receive, the same kind and amount of securities or assets as would have been issued, distributed or paid to the Registered Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company had the Registered Holder been the Registered Holder of record of such shares of Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution, provided that the Registered Holder shall have exercised this Warrant within thirty (30) days of notice from the Company of such dissolution, liquidation or winding up.

3. Limitation on Sales, etc. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

      Notwithstanding the foregoing, the Registered Holder may require the Company to issue a certificate representing the Warrant Stock without a legend in substitution for a legended certificate representing the Warrant Stock if either (i) such Warrant Stock has been registered for resale under the Act or
(ii) the Registered Holder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Stock.

4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

6. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

7. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement

(with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.


8.    Transfers, etc.

      (1) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

      (2) Subject to the provisions of Section 3 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit 2 hereto) at the principal office of the Company.

      (3) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage or charges prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail or by reputable overnight courier, postage or charges prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

10. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

11. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict-of-laws principles that would require the application of the laws of another jurisdiction.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued by its duly authorized officers as of the date hereof.


[Corporate Seal]                    SHARED TECHNOLOGIES CELLULAR, INC.



                                    By: /s/ Vincent DiVincenzo
                                        -------------------------------
                                        Vincent DiVincenzo
                                        Sr. Vice President and CFO
                                        100 Great Meadow Road, Suite 104
                                        Wethersfield, CT  06109

ATTEST:

/s/  Kenneth M. Dorros
----------------------
Kenneth M. Dorros
Secretary

EXHIBIT 1



PURCHASE FORM


To:                                       Dated:


      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to exercise the Warrant and to purchase _____ shares of the Common Stock covered by such Warrant and herewith makes payment of $________, representing the full purchase price for such shares at the price per share provided for in such Warrant.


                              Signature____________________________

                              Address:_____________________________

EXHIBIT 2



ASSIGNMENT FORM

      FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. _____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee        Address                 No. of Shares
----------------        -------                 -------------







The undersigned hereby irrevocably constitutes and appoints __________________, attorney in fact, to transfer same on the books of the Company with full power of substitution.




Dated: _____________           Signature   ____________________________

                                           ____________________________

                               Witness     ____________________________